As filed with the Securities and Exchange Commission on October 7, 2002
                                                    Registration No. 333-60662


===============================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                          --------------------------

                        POST-EFFECTIVE AMENDMENT NO. 1
                                      TO

                                   FORM S-8

                         REGISTRATION STATEMENT UNDER
                          THE SECURITIES ACT OF 1933

                          --------------------------

                         PENNZOIL-QUAKER STATE COMPANY
            (Exact name of registrant as specified in its charter)

                          --------------------------

           DELAWARE                                    76-0200625
(State or other jurisdiction                       (I.R.S. Employer
of incorporation or organization)                  Identification No.)

                          --------------------------

                                Pennzoil Place
                                 P.O. Box 2967
                            Houston, TX 77252-2967
                   (Address of Principal Executive Offices)

             2001 INCENTIVE PLAN OF PENNZOIL-QUAKER STATE COMPANY
                           (Full title of the plan)


                             CT Corporation System
                         1021 Main Street, Suite 1150
                               Houston, TX 77002
                    (Name and address of agent for service)

                                (713) 658-9486
         (Telephone number, including area code, of agent for service)

                          --------------------------

                                  Copies to:

                             Peter S. Wilson, Esq.
                            Cravath, Swaine & Moore
                                Worldwide Plaza
                               825 Eighth Avenue
                              New York, New York
                                  10019-7475
                                (212) 474-1000

         Pursuant to Rule 478(a)(4) under the Securities Act of 1933, as amended, Pennzoil-Quaker State Company (the "Company") hereby withdraws from registration under this registration statement any and all shares of the common stock of the Company, including associated preferred stock purchase rights, registered hereunder which have not been issued. The 2001 Incentive Plan of the Company, pursuant to which the shares would have been issued, has either expired by its terms or been terminated and no additional shares may be issued or sold under such plan.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, on this third day of October 2002.

                                      PENNZOIL-QUAKER STATE COMPANY

                                      By:  /s/       D. J. Pirret
                                           --------------------------------
                                           Name:     D. J. Pirret
                                           Title:    President and
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed by the following persons in the capacities and on the dates indicated.


    Signature                     Title                         Date
    ---------                     -----                         ----

 /s/      D. J. Pirret             President,
-------------------------   Chief Executive Officer        October 3, 2002
          D. J. Pirret           and Director


                                Vice President,
 /s/       D. J. Palmer     Chief Financial Officer,       October 3, 2002
------------------------     Treasurer and Director
           D. J. Palmer


 /s/       M. J. Maratea
------------------------
           M. J. Maratea         Controller                October 3, 2002